UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

RADISYS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5445 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

     On April 26, 2005, the Board of Directors of RadiSys Corporation (the “Company”), upon recommendation of the Compensation and Development Committee of the Board of Directors, approved the Company’s director compensation arrangement for 2005, effective May 17, 2005 as described below.

     Each non-employee director of the Company, other than the Chairman of the Board, receives an annual cash retainer of $30,000 for serving on the Board of Directors. The Chairman of the Board receives an annual cash retainer of $62,000. This represents an increase of $5,000 over the previously approved amount.

     All other aspects of the Company’s director compensation remain unchanged and are as follows.

     For serving on the Audit Committee, the Compensation and Development Committee or the Nominating and Governance Committee of the Board of Directors, other than as Chairman, each director receives additional annual cash compensation equal to $4,000 per committee. The additional cash compensation paid to the Chairman of the Audit Committee is $9,000. The Chairman of the Compensation and Development Committee and the Chairman of the Nominating and Governance Committee each receive additional cash compensation of $7,000. Directors are also reimbursed for reasonable expenses incurred in attending meetings.

     Pursuant to the terms of the Company’s 1995 Stock Incentive Plan, each individual who becomes a non-employee director of the Company after August 7, 1995 is automatically granted, on the date the individual joins the Board of Directors, an initial non-statutory stock option to purchase 15,000 shares of the Company’s common stock. An individual who becomes the Chairman of the Board receives an initial non-statutory stock option to purchase 30,000 shares of the Company’s common stock. If the non-employee director’s employer prohibits the non-employee director from receiving such a grant, no such grant is made until the time, if ever, when the employer restrictions are removed. In addition, each non-employee director of the Company is automatically granted on an annual basis a non-statutory stock option to purchase 5,000 shares of the Company’s common stock, beginning in the calendar year following the year in which the non-employee director was granted a non-statutory stock option to purchase 15,000 shares of the Company’s common stock. The exercise price of options automatically granted to non-employee directors is the fair market value of the Company’s common stock on the date of grant, the term of each option is ten years and each option is exercisable in full on the date one year following the grant of the option.

     Directors who are employees of the Company receive no separate compensation as directors.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADISYS CORPORATION an Oregon corporation

Date: May 2, 2005	By:	/s/ Brian Bronson

	Name:	Brian Bronson

	Title:	Chief Accounting Officer